                                                                     EXHIBIT 1.1
                                                                     -----------

                                STEELCASE INC.

                             CLASS A COMMON STOCK

                                 _____________

                            UNDERWRITING AGREEMENT
                                (U.S. Version)
                          --------------------------


                                                                        , 1998

Goldman, Sachs & Co.,
Bear, Stearns & Co. Inc.,
Morgan Stanley & Co. Incorporated,
Smith Barney Inc.,
  As representatives of the several Underwriters
    named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York  10004


Ladies and Gentlemen:

     Certain shareholders named in Schedule II hereto (the "Selling Shareholders") of Steelcase Inc., a Michigan corporation (the "Company"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 9,720,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,458,000 additional shares (the "Optional Shares") of Class A Common Stock ("Stock") of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares").

     It is understood and agreed to by all parties that the Company and the Selling Shareholders are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Selling Shareholders of up to a total of 2,430,000 shares of Stock (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International, Bear, Stearns International Limited, Morgan Stanley & Co. International Limited and Smith Barney Inc. are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of

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Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

     Unless otherwise indicated herein, the provisions of this Agreement assume that the Recapitalization (the "Recapitalization") described under the caption "Description of Capital Stock-Recapitalization" in the Prospectus has been consummated.

     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

              (i) A registration statement on Form S-1 (File No. 333-41647) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective or such part of the rule 462(b) Registration Statement, if any, became or hereinafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

              (ii) No order preventing or suspending the use of the Preliminary Prospectus dated January 20, 1998, or any Preliminary Prospectus dated subsequent thereto, has been issued by the Commission, and such Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

              (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

              (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus which would individually or in the aggregate result in a material adverse change, or involve a prospective material adverse change, in or affecting the general affairs, prospects, management, consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company or the Subsidiaries (as defined herein), or the short-term (not including accounts payable) or long-term debt of the Company or the Company and its subsidiaries on a consolidated basis (other than changes not in excess of $5 million) or any change that would constitute a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus;

              (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the business of the Company or value of such property and do not interfere materially with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere materially with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

              (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Michigan, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company listed in Exhibit 21.1 of the Initial Registration Statement (each a "Subsidiary", and collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

              (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders hereunder and under the International Underwriting Agreement) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and all of the shares of Steelcase Strafor, S.A. ("Steelcase Strafor") have been duly and validly authorized and issued, are fully paid and non-assessable and the Company owns directly 49.9% of the issued and outstanding shares of Steelcase Strafor and its employees who are directors of Steelcase Strafor own .01% of the issued and outstanding shares of Steelcase Strafor, in each case free and clear of all liens, encumbrances, equities or claims.

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              (viii)  Each of this Agreement and the International Underwriting
          Agreement has been duly authorized, executed and delivered by the Company;

              (ix) The compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject which would individually or in the aggregate have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company's restated articles of incorporation as in effect on the date hereof (the "Restated Articles of Incorporation"), the Company's second restated articles of incorporation (the "Second Restated Articles of Incorporation") in the form previously furnished to you and to be filed prior to the First Time of Delivery (as defined in Section 4 hereof), or the by-laws of the Company in effect on the date hereof or the amended by-laws of the Company (the "Amended By-Laws") to be effective upon filing the Second Restated Articles of Incorporation of the Company or any statute or any order, rule or regulation of any court or governmental agency or body (hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Agency (hereinafter referred to as a "Governmental Authorization") is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

              (x) Neither the Company nor any of its subsidiaries is (i) in violation of its constating governing documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which would individually or in the aggregate have a Material Adverse Effect;

              (xi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a

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          summary of the terms of the Stock, under the caption "Certain United
          States Federal Income Tax Considerations", insofar as they purport to describe the material tax consequences of an investment in the Stock, and under the caption "Underwriting", insofar as they purport to describe the provisions of this Agreement and the International Underwriting Agreement, fairly summarize the matters therein described;

              (xii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

              (xiii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

              (xiv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

              (xv) BDO Seidman, LLP who have certified certain consolidated financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

              (xvi) The Company's Board of Directors and shareholders have each duly approved the Second Restated Articles of Incorporation; and

              (xvii) The Company and its shareholders have taken all action necessary to authorize the Recapitalization; upon filing of the Second Restated Articles of Incorporation with the Michigan Department of Consumer and Industry Services and prior to the First Time of Delivery (as defined in Section 4), all shares of common stock and preferred stock of the Company outstanding on the date hereof will convert into shares of Class B Common Stock of the Company (the "Class B Common Stock") and, after giving effect to the Second Restated Articles of Incorporation, a stock split will occur pursuant to which each share of Class B common Stock then outstanding shall receive a stock dividend of 699 shares of Class B Common Stock; pursuant to the terms of the Second Restated Articles of Incorporation, each share of Class B Common Stock to be sold by the Selling Shareholders pursuant to this Agreement and the International

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          Underwriting Agreement will convert into one share of Class A Common
          Stock concurrently with the consummation of such sale; there are no conditions precedent to, or further actions necessary for, the Recapitalization to take effect other than the filing of the Second Restated Articles of Incorporation with the appropriate official of the State of Michigan and there are no conditions precedent to or further actions necessary for the conversion of the shares of Class B Common to shares of Class A Common Stock, except for the execution and delivery of this Agreement, the International Underwriting Agreement and the Power of Attorney.

          (b) Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

               [if Selling Shareholder is a corporation or partnership--add representation regarding due incorporation or formation]

               (i) All Governmental Authorizations necessary for the execution and delivery by such Selling Shareholder of this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement, have been obtained (other than state blue sky laws); and such Selling Shareholder has full right, power and authority to enter into this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement;

               (ii) Each of this Agreement and the International Underwriting Agreement has been duly authorized (if such Selling Shareholder is a corporation or partnership), and has been duly executed and delivered by or on behalf of such Selling Shareholder;

               (iii) Each of the Power of Attorney and the Custody Agreement has been duly authorized (if such Selling Shareholder is a corporation or partnership), and has been duly executed and delivered by such Selling Shareholder and constitutes a valid and binding agreement of such Selling Shareholder in accordance with its terms;

               (iv) The sale of the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, or any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of such Selling Shareholder if such Selling Shareholder is a corporation, the Partnership Agreement of such Selling Shareholder if such Selling Shareholder is a partnership or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

               (v) Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto and thereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters or the International Underwriters, as the case may be;

               (vi) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, such Selling Stockholder will not, directly or indirectly, offer, pledge, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities without the prior written consent of Goldman, Sachs & Co. (other than pursuant to (i) the conversion or exchange of convertible or exchangeable securities outstanding as of the date hereof or to be issued in the Recapitalization, (ii) the Shares, (iii) the shares of Class B Common Stock to be sold to the Company in connection with the offering or (iv) a transfer by gift or sale of Class A Common Stock or Class B Common Stock; provided the transferee agrees in writing to the same terms and conditions set forth herein).

               (vii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

               (viii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (ix) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

               (x) Certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Shareholder to the Company, as custodian (the "Custodian"), and such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement and the International Underwriting Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters and the International Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement, the International Underwriting Agreement and the Custody Agreement; and

               (xi) The Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder and the International Underwriters under the International Underwriting Agreement; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the

          Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement, of the International Underwriting Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

     2. Subject to the terms and conditions herein set forth, (a) each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at a purchase price per share of
$...................., the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Shareholders hereunder, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the purchase price per share set forth in clause
(a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 1,458,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Shareholder. Any such election to purchase Optional Shares may be exercised by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Selling Shareholders, shall be delivered by or on behalf of the Selling Shareholders to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of same-day funds payable to the order of the Custodian, as their interests may appear. The Custodian will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on
 ............., 1998 or on such other time and date as Goldman, Sachs & Co. and the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Shareholders agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of
Delivery. A meeting will be held at the Closing Location at ..............p.m.,
New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5.  The Company agrees with each of the Underwriters:

         (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) Prior to 10:00 a.m., New York City Time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such

     Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with
     Section 10(a)(3) of the Act;

         (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

         (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to the Recapitalization or the Steelcase Inc. Employee Stock Purchase Plan, the Steelcase Inc. Incentive Compensation Plan and the Steelcase Inc. Nonqualified Stock Option Plan, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co.;

         (f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

         (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished or made available to shareholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);
     and (ii) after entering into an appropriate confidentiality undertaking such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

         (h) If the Company or the Selling Shareholders elect to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M. Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

         (i) To use its best efforts to list, subject to notice of issuance, the Shares on The New York Stock Exchange, Inc. (the "Exchange"); and

         (j) To cause the Second Restated Articles of Incorporation to be duly executed, filed and recorded in accordance with the laws of the State of Michigan prior to the First Time of Delivery and to cause all such other actions that are necessary to effect the Recapitalization prior to the First Time of Delivery.

     6. (a) The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Selling Agreements, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky surveys; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates;
(vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of Roberts, Sheridan & Kotel, counsel for certain Selling Shareholders; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) each Selling Shareholder covenants and agrees with the Company and the several Underwriters that (unless otherwise provided in a separate agreement entered into prior to the date hereof between the Company and such Selling Shareholder pursuant to which the Company has agreed to pay or cause to be paid certain additional costs and expenses of such Selling Shareholder) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder, if such counsel is other than Roberts, Sheridan & Kotel, (ii) all taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. In connection with clause (b) (ii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Shareholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated in accordance with New York Tax Law Section 280-a(6)[; provided, however, that the Selling Shareholder shall have no obligation to reimburse Goldman, Sachs & Co. if the failure to receive a rebate in accordance with New York Tax Law Section 280-a(6) is attributable to any act (or omission) on the part of Goldman, Sachs & Co. or its officers, agents, employees, successors or assigns]. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus as well as such related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Cravath, Swaine & Moore, counsel for the Company, shall have furnished to you their written opinion (a draft of which is attached as Annex II(a)), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

              (i) This Agreement and the International Underwriting Agreement have been duly executed and delivered by the Company;

              (ii) No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York governmental authority or regulatory body is required for the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

              (iii) None of the issue and sale of the Shares, the consummation of any other of the transactions contemplated by this Agreement and the International Underwriting Agreement or the performance of the terms of this Agreement and the International Underwriting Agreement will contravene any law, rule or regulation of the United States or the State of New York or, to such counsel's knowledge, any order or decree of any court or government agency or instrumentality;

              (iv) The statements made in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute summaries of the terms of the Stock, under the caption "Certain United States Federal Income Tax Consideration", insofar as they purport to describe the material tax consequences of an investment in the Stock, and under the caption "Underwriting", insofar as they purport to summarize the terms of the Agreement and the International Underwriting Agreement, fairly summarize the matters therein described;

              (v) To such counsel's knowledge, there is no contract, indenture, mortgage, loan agreement, note, lease or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

              (vi) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940; and


              (vii) The compliance by the Company with all of the provisions of the Underwriting Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or Amended By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

          (d) Honigman Miller Schwartz and Cohn, Michigan counsel for the Company, shall have furnished to you their written opinion (a draft of which is attached as Annex II(b)), dated such Time of Delivery, in form and substances satisfactory to you, to the effect that:

               (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Michigan, with full corporate power and authority to own its properties and conduct its businesses as described in the Prospectus;

               (ii) Steelcase Financial Services Inc., a subsidiary of the Company, is a corporation validly existing and in good standing under the laws of the State of Michigan; and all the issued shares of capital stock of each such subsidiary are, to such counsel's knowledge, owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

               (iii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered as of such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

               (iv) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company;

              (v) None of the issue and sale of the Shares, consummation of any other of the transactions contemplated by this Agreement and the International Underwriting Agreement or the compliance by the Company with all of the terms of this Agreement or the International Underwriting Agreement will result in any violation of the Second Restated Articles of Incorporation or Amended By-laws or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body located in Michigan having jurisdiction over the Company or any of its properties;

              (vi) No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any Michigan governmental authority or regulatory body is required for the consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement, except for the filing of the Second Restated Articles of Incorporation with the Michigan Department of Consumer and Industry Services and except such as may be required under the blue sky laws of the State of Michigan in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters; and

              (vii) The Company's Board of Directors and shareholders have each duly approved the Second Restated Articles of Incorporation and the Company has taken all corporate action necessary to authorize the Recapitalization; upon filing the Second Restated Articles of Incorporation with the Michigan Department of Consumer and Industry Services, the Recapitalization will be complete and all shares of common stock and preferred stock of the Company outstanding on the date thereof will convert into shares of Class B Common Stock of the Company ("Class B Common Stock"); the Board of Directors of the Company has duly authorized a stock split pursuant to which each share of Class B Common Stock then outstanding shall receive a stock dividend of 699 shares of Class B Common Stock (the "Stock Split") and the Board of Directors has taken all corporate action necessary to effect the Stock Split; pursuant to the terms of the Second Restated Articles of Incorporation, each share of Class B Common Stock to be sold by the Selling Stockholders pursuant to the Underwriting Agreement and the International Underwriting Agreement will automatically convert into one share of Class A Common Stock concurrently with the consummation of such sale without any further action necessary by the Board of Directors.

              In rendering such opinion, Honigman Miller Schwartz and Cohn may state that they express no opinion as to the laws of any jurisdiction outside the State of Michigan.

              (e) Jon D. Botsford, Esq., General Counsel of the Company, shall have furnished to you his written opinion (a draft of which is attached as Annex II(c)), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                    (i) Each of the Company and Steelcase Financial Services,
              Inc., is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, other than jurisdictions in which the failure so to qualify would not have a Material Adverse Effect;

                    (ii) To such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of which the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by government authorities or threatened by others;

                    (iii) To such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or By-Laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or by which it or any of its properties may be bound;

                     (iv) In addition, such counsel shall deliver at such Time
              of Delivery a statement (which may be contained in a separate letter) to the effect that: although such counsel does not assume any responsibility for the accuracy or completeness of the statements made in the Registration Statement and Prospectus, except insofar as such statements relate to such counsel and except to the extent set forth in paragraph (iii) above, such counsel's work in connection with the preparation of the Registration Statement and Prospectus did not disclose any information that gave them reason to believe that: (A) the Registration Statement, at the time the Registration Statement became effective or was last amended or deemed to be amended, or the Prospectus, as of its date, and at the Time of Delivery (in each case except the financial statements and other information of an accounting or financial nature included therein, as to which such counsel need not express any views), was not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, or (B) the Registration Statement, at the time the Registration Statement became effective or was last amended or deemed to be amended, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date, and at the Time of Delivery, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of an accounting or financial nature included therein, as to which such counsel need not express any view).

              In rendering such opinion, Mr. Botsford may state that he expresses no opinion as to the laws of any jurisdiction outside the State of Michigan.

              (f) Stibbe Simont Monahan Duhot, French counsel for the Company, shall have furnished to you their written opinion (a draft of is which attached as Annex II (d)), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that Steelcase Strafor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the France; all of the shares of Capital Stock of Steelcase Strafor, S.A. have been duly and validly authorized and, the Company owns directly or indirectly 50% of the outstanding shares of capital stock of Steelcase Strafor, free and clear of all liens, encumbrances, equities or claims (in each case such counsel being entitled to rely in respect of matters of fact upon certificates of officers of the Company, its subsidiaries or Steelcase Strafor, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates).

              In rendering such opinion, Stibbe Simont Monahan Duhot may state that they express no opinion as to the laws of any jurisdiction outside of France.

              (g) Tory Tory DesLauriers & Binnington, Canadian counsel for the Company, shall have furnished to you their written opinion (a draft of which is attached as Annex II(e)), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that Steelcase Canada Ltd., a subsidiary of the Company, has been duly incorporated and is a corporation validly existing under the laws of Canada; and all the issued shares of capital stock of Steelcase Canada Ltd. have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares); are owned directly or indirectly by the Company, free and clear and all liens, encumbrances, equities or claims;

              In rendering such opinion, Tory Tory DesLauriers & Binnington may state that they express no opinion as to the laws of any jurisdiction outside of Canada.

              (h) The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion (a draft of each such opinion is attached respectively as Annex II(f), (g) and (h) hereto) with respect to each of the Selling Shareholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                   (i) A Power of Attorney and a Custody Agreement have been
              duly authorized (if such Selling Shareholder is a corporation or a partnership), executed and delivered by such Selling Shareholder and constitute valid and binding agreements of such Selling Shareholder in accordance with their terms;

                   (ii) This Agreement and the International Underwriting Agreement have been duly authorized (if such Selling Shareholder is a corporation or a partnership), executed and delivered by or on behalf of such Selling Shareholder; and the sale of the Shares to be sold by such Selling Shareholder hereunder and thereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of such Selling Shareholder if such Selling Shareholder is a corporation, the Partnership Agreement of such Selling Shareholder if such Selling Shareholder is a partnership or, to the best of such counsel's knowledge after reasonable investigation, any material order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder (other than blue sky laws);

              (iii) Other than consents, approvals and authorizations under the Act and such as may be required under foreign securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters or the International Underwriters with respect to which no opinion is given, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder or thereunder, except authorizations which have been duly obtained and are in full force and effect;

               (iv) Immediately prior to the Time of Delivery such Selling Shareholder had good and valid title to the Shares to be sold at the Time of Delivery by such Selling Shareholder under this Agreement and the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder and thereunder; and

               (v) Upon delivery of the Shares to be sold by each Selling Shareholder pursuant to this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement against payment therefor, and assuming that such Shares are purchased in good faith and without notice of any adverse claim (in each case within the meaning of the Uniform Commercial Code), the Underwriters and the International Underwriters (as the case may be), purchasing such Shares will acquire good and valid title to such Shares free and clear of any adverse claim pursuant to Section 8-302 of the Uniform Commercial Code.

  In rendering such opinion, such counsel may state that such opinions are limited to (a) U.S. Federal laws or (b) New York, Michigan, Florida or California law (to the extent relevant to such opinion and as may be reasonably requested by the Underwriters) in rendering the opinion in subparagraph (iv) such counsel may rely upon a Certificates of such Selling Shareholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on or the existence of agreements to which it is a party affecting, the Shares sold by such Selling Shareholder, provided that such counsel shall state that they believe that both you and they have no reason to believe that you are not justified in relying upon such Certificates;

         (i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, BDO Seidman, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

         (j)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock of the Company or its Subsidiaries or in the short-term (not including accounts payable) or long-term debt of the Company or the Company's subsidiaries on a consolidated basis (other than changes not in excess of $5 million) or any change which would constitute a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (k) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange;
     (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Michigan State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (l) The Shares to be sold by the Selling Shareholders at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

         (m) The Company has obtained and delivered to the Underwriters executed copies of an agreement referred to in Subsection 1(b)(vi) hereof from its directors, its executive officers and shareholders representing 93.3% of the outstanding shares of Stock and Class B Stock as of the date hereof to the effect set forth in Annex III hereto in form and substance satisfactory to you;

         (n) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

         (o) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery Certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished Certificates as to the matters set forth in subsections (a) and (f) of this Section, and as to such other matters as you may reasonably request.

  8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co.

         (b) Each of the Selling Shareholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder, whether directly or through the Attorneys-in-Fact, expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d)  Promptly after receipt by an indemnified party under subsection
     (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel appointed by the indemnifying party with the consent of such indemnified party (provided that such counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection
     (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except that the parties will remain liable for their respective expenses as provided in Section 6 hereof and for the indemnity and contribution agreements contained in Section 8 hereof; provided, however nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Shareholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

    12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

    13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

    14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

    15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    If the foregoing is in accordance with your understanding, please sign and return to us ten (10) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

  Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                         Very truly yours,

                         Steelcase Inc.


                         By: ________________________________________
                             Name:
                             Title:

                         Peter Martin Wege Trust
                         The Wege Foundation
                         Peter M. Wege Charitable Remainder Trust
                         William W. Idema Trust
                         John R. Hunting Charitable Remainder
                         Unitrust # 1
                         John R. Hunting Charitable Remainder
                         Unitrust # 2
                         John R. Hunting Charitable Remainder
                         Unitrust # 3
                         John R. Hunting Charitable Remainder
                         Unitrust # 4
                         John R. Hunting Charitable Remainder
                         Unitrust # 5
                         John R. Hunting Charitable Remainder
                         Unitrust # 6
                         Keith and Marie Ambs
                         Robert E. Hubling
                         Michael D. Olds
                         Ray Mortimer Olds Trustee
                         S. Suzanne Olds Revocable Trust
                         Mitchell Partners, L.P.
                         Larry J. and Sally K. Robson
                         Earl G. Sullivan Trust

                         By: ________________________________
                             Name:

                         As Attorney-in-Fact acting on behalf of
                         each of the Selling Shareholders named
                         in Schedule II to this Agreement.

Accepted as of the date hereof:

Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
Smith Barney Inc.


By: _______________________________
       (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                              SCHEDULE I


                                                      NUMBER OF
                                                       OPTIONAL
                                                     SHARES TO BE
                                     TOTAL NUMBER    PURCHASED IF
                                       OF FIRM         MAXIMUM
                                     SHARES TO BE       OPTION
                                       PURCHASED      EXERCISED
                                     ------------    ------------
Goldman, Sachs & Co...............
Bear, Stearns & Co. Inc...........
Morgan Stanley & Co. Incorporated.
Smith Barney Inc..................



                                     ------------    ------------
    Total.........................
                                     ============    ============

                                     SCHEDULE II

                                                                                     NUMBER OF OPTIONAL
                                                            TOTAL NUMBER OF FIRM    SHARES TO BE SOLD IF
                                                                   SHARES              MAXIMUM OPTION
               NAME OF SELLING SHAREHOLDERS                      TO BE SOLD              EXERCISED
               ----------------------------                 --------------------    --------------------
Peter Martin Wege Trust (a)...............................  1,391,235                208,685
The Wege Foundation (a)...................................    807,304                121,096
Peter M. Wege Charitable Remainder Trust (a)..............  3,921,948                588,292
William W. Idema Trust (b)................................    643,757                 96,563
John R. Hunting Charitable Remainder Unitrust # 1 (c).....  1,908,557                286,283
John R. Hunting Charitable Remainder Unitrust # 2 (c).....    195,756                 29,364
John R. Hunting Charitable Remainder Unitrust # 3 (c).....    195,756                 29,364
John R. Hunting Charitable Remainder Unitrust # 4 (c).....    195,756                 29,364
John R. Hunting Charitable Remainder Unitrust # 5 (c).....    195,756                 29,364
John R. Hunting Charitable Remainder Unitrust # 6 (c).....    195,756                 29,364
Keith and Marie Ambs (b)..................................      1,217                    183
Robert E. Hubling (b).....................................      4,870                    730
Michael D. Olds (b).......................................      5,844                    876
Ray Mortimer Olds Trustee (b).............................     48,696                  7,304
S. Suzanne Olds Revocable Trust (b).......................      4,870                    730
Mitchell Partners, L.P. (b)...............................      1,948                    292
Larry J. and Sally K. Robson (b)..........................        487                     73
Earl G. Sullivan Trust (b)................................        487                     73

                                                            --------------------   -------------------
         Total............................................  9,720,000              1,458,000
                                                            ====================   ===================

   (a) This Selling Shareholder is represented by Hugh H. Makens, Esq., Warner Norcross & Judd LLP and has appointed Robert C. Pew, James P. Hackett, Peter M. Wege and John Hunting and, each of them, as the Attorneys-in-Fact for such Selling Shareholder.

   (b) This Selling Shareholder is represented by Kevin Sheridan, Esq., Roberts, Sheridan & Kotel and has appointed Robert C. Pew, James P. Hackett, Peter M. Wege and John Hunting, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

   (c) This Selling Shareholder is represented by Jeremiah T. Mulligan, Esq., Curtis, Mallet, Prevost-Colt & Mosle and has appointed Robert C. Pew, James P. Hackett, Peter M. Wege and John Hunting, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

                                                                        ANNEX I



   Pursuant to Section 7(i) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

      (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

      (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

      (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

      (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

      (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

      (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

          (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

          (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

          (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

          (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock

      (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt or short-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or shareholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

      (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
   (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                            ANNEX I(a)&(b)

[Executed accountant's comfort letter, dated the effective date, and form of bring down comfort letter]

                                                                   ANNEX II



[Form of opinions of regular and corporate counsel for the Company and counsel for the Selling Shareholders]